Exhibit 10.5

ASSIGNMENT OF STOCK

FOR VALUABLE CONSIDERATION, Accelera Innovations, Inc. (“Assignor”), a Delaware corporation, hereby irrevocably assigns, sells, transfers and otherwise conveys to Blaise J. Wolfrum, M.D. (“Assignee”), an Illinois resident, the following property, effective upon delivery to Assignee:

One Hundred (100%) of the shares of stock of Behavioral Health Care Associates, Ltd., an Illinois company, and any and all instruments or evidences of said Stock in Behavioral Health Care Associates, Ltd. which may exist in any form whatsoever.

Assignor hereby acknowledges that this assignment is free and clear of any liens, encumbrances, adverse claims or defenses against full payment, right of set-off, restrictions on transferability, absolute, and irrevocable, without reservation or retention of any interest whatsoever by Assignor.

After the effective date, Assignor will take all such further actions, execute and deliver all such further documents and do all other acts and things as Assignee may reasonably request for the purpose of carrying out and documenting the intent of this Agreement

Assignor is the owner of the property described above, that the property is free from all encumbrances and that Assignor has the right to assign, sell, transfer or otherwise convey the property to Buyer.  Assignor represents and warrants that the Stock are the only issued and outstanding interests in BHCA.  Assignor agrees to warrant and defend the sale of the property to Assignee against any and all persons who claim title to the property described above.  This Assignment shall bind Assignor and benefit Assignee and its successors and assigns.

Assignor has the full right, corporate power and lawful authority to convey the same and interests herein and, upon conveyance thereof hereunder, Assignee will have acquired good and marketable title to and a valid and perfected ownership interest in property, free and clear of any adverse claim or restrictions on transferability.

Assignor agrees to pay, and shall defend, indemnify and hold harmless Assignee from and against any and all costs, expenses, losses, damages, claims, and liabilities, suffered or sustained by Assignee with respect to the transactions contemplated in this Agreement, arising out of or resulting from any breach of Assignor’s representations and warranties and covenants contained herein, arising out of or resulting from any action taken by Assignor.

Assignee shall be entitled, in addition to such other relief as may be granted, to an award of all of its reasonable costs and expenses, including, but not limited to, expert fees, and reasonable attorneys’ fees incurred in connection with any breach of this Agreement.

Exhibit 10.5 -- Page 1

Assignor has received fair consideration and reasonably equivalent value from Assignee in exchange for this Assignment.

THIS ASSIGNMENT IS MADE AS OF NOVEMBER 20, 2013

ACCELERA INNOVATIONS, INC.

       /s/ Geoffrey Thompson
By:  Geoffrey Thompson
Its:  Chairman of the Board of Directors

ACCEPTANCE OF ASSIGNMENT:

BLAISE J. WOLFRUM, M.D.

          /s/ Blaise J. Wolfrum M.D.
By:  Blaise J. Wolfrum, M.D.

Exhibit 10.5 -- Page 2